    As filed with the Securities and Exchange Commission on October 15, 1998
                                                           Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      Under
                           THE SECURITIES ACT OF 1933

                                   ----------

                       CHROMAVISION MEDICAL SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation of organization)

                                   75-2649072
                      (I.R.S. Employer Identification No.)

                               33171 Paseo Cerveza
                      San Juan Capistrano, California 92675
                                 1-888-443-3310
                    (Address of principal executive offices)

                       CHROMAVISION MEDICAL SYSTEMS, INC.
                        1996 EQUITY COMPENSATION PLAN AND
                          STOCK OPTION AGREEMENTS WITH
              KENNETH S. GARBER, DOUGLAS HARRINGTON, JAMES E. RING,
          MICHAEL G. SCHNEIDER, DIETHART REICHARDT AND PATRICIA SISSON
                            (Full title of the plans)

                           DOUGLAS S. HARRINGTON, M.D.
                             Chief Executive Officer
                       CHROMAVISION MEDICAL SYSTEMS, INC.
                             33171 Paseo Cerveza San
                        Juan Capistrano, California 92675
                     (Name and address of agent for service)
                                 1-888-443-3310
          (Telephone number, including area code, of agent for service)

                                   ----------

                         Copy of all communications to:
                            N. JEFFREY KLAUDER, ESQ.
                           Morgan, Lewis & Bockius LLP
                              2000 One Logan Square
                             Philadelphia, PA 19103
                                 (215) 963-5000

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
    Title of securities             Amount to be         Proposed maximum       Proposed maximum                Amount of
     to be registered                registered           offering price            aggregate               registration fee
                                                            per share          offering price (1)
    -------------------             ------------         ----------------       ----------------            ----------------
Common Stock, par                  2,317,001 (2)               (1)                $8,521,510.06                 $2,513.85
value $.01 per share
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------

(1) Calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based upon the price at which options may be exercised (317,938 shares at $0.80 per share, 1,083,750 shares at $2.40 per share, 112,000 shares at $5.00 per share, 4,300 shares at $6.00 per share, 500 shares at $6.25 per share, 137,600 shares at $6.50 per share, 5,000 shares at $6.75 per share, 11,500 shares at $7.375 per share, 20,000 shares at $8.00 per share, 54,000 shares at $8.375 per share, 10,100 shares at $8.56 per share, 9,500 shares at $8.75, 40,000 shares at $9.375 per share, 2,000 shares at $9.75, 55,000 shares at $10.00 per share, 12,500 shares at $10.1875, 50,000 shares at $10.25 per share, 5,000 shares at $10.75 per share, 25,000 shares at $11.125 per share and 16,000 shares at $11.875 per share) or, where the price is not known, the average of the high and low prices of the Company's Common Stock, as reported on the Nasdaq National market, of $3.40625 per share on October 14, 1998.

(2) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents, as filed by ChromaVision Medical Systems, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1997.

         (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

         (c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

         (d) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed by the Registrant on June 27, 1997 to register such securities under the Securities Exchange Act of 1934, including all amendments and reports updating such description

         All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

         Any statement contained in any document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         The financial statements incorporated in this Registration Statement on Form S-8 by reference to the Registrant's Annual Report for the period ended December 31, 1997, have been audited by KPMG Peat Marwick LLP, independent accountants, as set forth in their report contained therein. Such financial statements are, and audited annual financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of KPMG Peat Marwick LLP, pertaining to such financial statements (to the extent covered by consents filed with the Commission) given upon the authority of such firm as experts in accounting and auditing.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law (the "DGCL") permits a corporation to indemnify any of its directors or officers who was or is a party or is threatened to be made a party to any third party proceeding by reason of the fact that such person is or was a director or officer of the corporation, against expenses (including attorney's fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe that such person's conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, the corporation is permitted to indemnify directors and officers against expenses (including attorney's fees) actually and reasonably incurred by them in connection with the defense or settlement of an action or suit if they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors or officers are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

         Section 7.01 of the Registrant's By-Laws requires the Registrant to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed proceeding by reason of the fact that he is or was serving at the request of the Registrant as a director, officer, employee, fiduciary or agent of another corporation, trust or other enterprise against expenses (including attorney's fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any such criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 7.03 of the Registrant's By-Laws provides that such indemnification as to expenses is mandatory to the extent the individual is successful on the merits of the matter. Delaware law permits the Registrant to provide similar indemnification to employees and agents who are not directors or officers. The determination of whether an individual meets the applicable standard of conduct may be made by the disinterested directors, independent legal counsel or the stockholders. The DGCL also permits indemnification in connection with a proceeding brought by or in the right of the Registrant to procure a judgment in its favor.

         Section 7.05 of the Registrant's By-Laws mandates the advancement of expenses to any director or officer who incurred such expenses in defending any action or proceeding in advance of its final disposition provided that if required by the DGCL or other applicable law, the payment of such expenses be made only upon receipt of an undertaking by or on behalf of such person to repay such amount if it is determined that he is not entitled to indemnification.

         Reference is made to Section 8 of the Standby Underwriting Agreement (Exhibit 1.1 to the S-1 Registration Statement) which provides for indemnification among the Company and the Underwriters (as defined in such Standby Underwriting Agreement).

         The Registrant has a directors' and officers' liability insurance policy that affords directors and officers with insurance coverage for losses arising from claims based on breaches of duty, negligence, error and other wrongful acts.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The following exhibits are filed as part of this Registration
Statement.


         Exhibit
         Number            Exhibit
         -------           -------
           5.1             Opinion of Morgan, Lewis & Bockius LLP

          10.1             ChromaVision Medical Systems, Inc. 1996 Equity Compensation Plan, as amended and restated

          10.2             Stock Option Agreement between the Company and Kenneth S. Garber

          10.3             Stock Option Agreement between the Company and Douglas Harrington

          10.4             Stock Option Agreement between the Company and James E. Ring

          10.5             Stock Option Agreement between the Company and Michael G. Schneider

          10.6             Stock Option Agreement between the Company and Diethart Reichardt



         10.7              Stock Option Agreement between the Company and Patricia Sisson

         23.1              Consent of KPMG Peat Marwick LLP

         23.2             Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5.1 hereto)


Item 9.  Undertakings.

         (a)  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan' s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Juan Capistrano, California, on October 12, 1998.

                       CHROMAVISION MEDICAL SYSTEMS, INC.

                       By:      /s/ Douglas S. Harrington, M.D.
                                --------------------------------
                                Douglas S. Harrington, M.D.
                                Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


                        Name                                         Capacity                      Date
                        ----                                         --------                      ----
/s/ Douglas S. Harrington, M.D.                        Chief Executive Officer (Principal    October 12, 1998
--------------------------------------                 Executive Officer) and Director
Douglas S. Harrington, M.D.

/s/ Kevin C. O'Boyle                                   Vice President and Chief Financial    October 12, 1998
--------------------------------------------           Officer (Principal Financial and
Kevin C. O'Boyle                                       Accounting Officer)

/s/ John S. Scott, Ph.D.                               Chairman of the Board of              October 12, 1998
---------------------------------------------          Directors
John S. Scott, Ph.D.

/s/ Christoper Moller, Ph.D.                           Director                              October 12, 1998
----------------------------------------------
Christopher Moller, Ph.D.

/s/ Richard C.E. Morgan                                Director                              October 12, 1998
---------------------------------------------
Richard C. E. Morgan

/s/ Mary Lake Polan, M.D., Ph.D.                       Director                              October 12, 1998
----------------------------------------
Mary Lake Polan, M.D., Ph.D.

/s/ Charles A. Root                                    Director                              October 12, 1998
--------------------------------------------------
Charles A. Root

/s/ Thomas R. Testman                                  Director                              October 12, 1998
---------------------------------------------
Thomas R. Testman


                       CHROMAVISION MEDICAL SYSTEMS, INC.
                       REGISTRATION STATEMENT ON FORM S-8

                                  EXHIBIT INDEX

         Exhibit
         Number                     Exhibit
         --------                   -------
            5.1            Opinion of Morgan, Lewis & Bockius LLP

           10.1            ChromaVision Medical Systems, Inc. 1996 Equity Compensation Plan, as amended and restated

           10.2            Stock Option Agreement between the Company and Kenneth S. Garber

           10.3            Stock Option Agreement between the Company and Douglas Harrington

           10.4            Stock Option Agreement between the Company and James E. Ring

           10.5            Stock Option Agreement between the Company and Michael G. Schneider

           10.6            Stock Option Agreement between the Company and Diethart Reichardt

           10.7            Stock Option Agreement between the Company and Patricia Sisson

           23.1            Consent of KPMG Peat Marwick LLP

           23.2            Consent of Morgan, Lewis & Bockius LLP (included in its opinion filed as Exhibit 5.1 hereto)
